EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-263323, 333-263150, 333-263278, 333-263265, 333-118746 and 333-125423) and Form S-8 (Nos. 333-271977, 333-264868, 333-256037, 333-164428, 333-174448, 333-108335, 333-132440, 333-202729 and 333-218887) of Ashford Hospitality Trust, Inc. of our report dated March 21, 2025, relating to the consolidated financial statements and schedule, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Dallas, Texas
March 21, 2025